Exhibit 10.62
AMENDMENT 2008-1
TO THE
GAIN CAPITAL HOLDINGS, INC.
2006 EQUITY COMPENSATION PLAN
     WHEREAS, GAIN Capital Holdings, Inc. (the “Company”) sponsors the GAIN Capital Holdings, Inc. 2006 Equity Compensation Plan (Amended and Restated, effective December 31, 2006) (the “Plan”) for the benefit of certain of its and its subsidiaries’ employees, advisors, consultants and directors;
     WHEREAS, the Board of Directors of the Company (the “Board”) desires to amend the Plan to increase the total number of shares of common stock of the Company that may be issued or transferred under the Plan by 250,000 shares, so that a total of 4,250,000 shares may be issued or transferred under the Plan and desires to make certain other changes to update and clarify the Plan; and
     WHEREAS, Section 16(a) of the Plan provides that the Board may amend the Plan at any time.
     NOW, THEREFORE, effective as of January 11, 2008, the Plan is hereby amended as follows:
1.	The first sentence of Section 3(a) of the Plan shall be deleted and replaced with the following:

“(a) Shares Authorized. Subject to adjustment as described below, the aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued or transferred under the Plan is 4,250,000 shares.”

2.	In all respects not amended, the Plan is hereby ratified and confirmed.
     IN WITNESS WHEREOF, and as evidence of the adoption of Amendment 2008-1 to the Plan as set forth herein, the Board has caused this Amendment 2008-1 to be executed by the undersigned officer of the Company this 11 day of January 2008.

GAIN CAPITAL HOLDINGS, INC.

By:
Name: Glenn Stevens
Title: Chief Executive Officer